UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-15666	59-2666264
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, the sales contract for CNL Income Fund, Ltd.’s (“the Partnership”) property in Camp Hill, Pennsylvania was terminated. As a result, the Partnership reclassified the assets from real estate held for sale to real estate properties with operating leases.

This Form 8-K is being filed to reflect the impact of the sales contract for the property listed above being terminated during 2004 as continuing operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues and expenses related to the property listed above as income from continuing operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to continuing operations as required by FAS 144 subsequent to the property no longer being identified for sale, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, and 15 (a)(1) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property no longer being identified for sale during 2004 as continuing operations, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-10

Financial Statements	10-30

Signatures	31

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year Ended December 31:
Continuing Operations (3):
Revenues	$535,828	$561,871	$753,423	$919,188	$985,721
Equity in earnings of unconsolidated joint ventures	47,643	373,110	95,251	95,658	95,251
Income from continuing operations (1)	347,879	990,687	567,512	1,052,509	1,016,470
Discontinued Operations (3):
Revenues	59,221	90,729	87,698	89,171	88,689
Income (loss) from and loss on disposal of discontinued operations (2)	(10,364)	(15,515)	58,805	60,010	59,301
Net income	337,515	975,172	626,317	1,112,519	1,075,771
Income (loss) per Unit:
Continuing operations	$11.60	$33.02	$18.92	$35.08	$33.88
Discontinued operations	(0.35)	(0.51)	1.96	2.00	1.98

	$11.25	$32.51	$20.88	$37.08	$35.86

Cash distributions declared:	$878,160	$2,210,861	$1,428,668	$2,162,878	$1,067,928
Cash distributions declared per Unit	29.27	73.70	47.62	72.10	35.60
At December 31:
Total assets	$5,082,704	$5,631,651	$6,884,715	$7,672,948	$8,825,685
Total partners’ capital	4,705,818	5,246,463	6,482,152	7,284,503	8,334,862

(1)	Income from continuing operations for the years ended December 31, 2002, 2000, and 1999 includes $348,026, $306,715, and $315,649, respectively, from gains on sale of real estate properties.

(2)	Income from discontinued operations for the years ended December 31, 2003 and 2002 include provisions for write-down of assets of $55,433 and $79,245, respectively.

(3)	Certain items in the prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on November 26, 1985, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of selected national and regional fast-food restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities.

The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $16,000 to $222,800. The majority of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, the majority of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2001, the Partnership owned 11 Properties directly and owned three Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002 and 2003, the Partnership directly owned 10 and nine Properties, respectively and owned two Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $490,794, $583,258, and $831,136 for the years ended December 31, 2003, 2002, and 2001, respectively. The decrease in cash from operating activities during 2003, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues resulting from the sales of Properties and changes in operating and Property related expenses. The decrease in cash from operating activities during 2002 as compared to the previous year, was primarily a result of changes in income and expenses, such as changes in rental revenues.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During 2002, the Partnership sold its Property in Mesquite, Texas to a third party and received net sales proceeds of approximately $1,064,300, resulting in a gain of $348,026. In connection with the sale, the Partnership incurred deferred, real estate disposition fees of $32,215. Payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of their 10% Preferred Return, plus their adjusted capital contributions. The Partnership distributed the net sales proceeds as a special distribution to the Limited Partners, as described below.

In June 2002, Sand Lake Road Joint Venture, in which the Partnership owned a 50% interest, in accordance with the purchase option under the lease agreement, sold its Property to the tenant and received net sales proceeds of approximately $1,227,100 resulting in a gain of approximately $604,000. Sand Lake Road Joint Venture was dissolved in accordance with the joint venture agreement. As a result, the Partnership received $613,554 representing its pro-rata share of the liquidation proceeds and recognized a loss of $30,579 on the dissolution. The Partnership used the liquidation proceeds received to make distributions to the Limited Partners.

In January 2003, the Partnership sold its Property in Angleton, Texas and received net sales proceeds of approximately $297,900 resulting in a loss of approximately $1,400. In connection with the sale, the Partnership incurred deferred, real estate disposition fees of $9,000. Payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of their 10% Preferred Return, plus their adjusted capital contributions. The Partnership distributed the net sales proceeds as a special distribution to the Limited Partners, as described below.

None of the Properties owned by the Partnership, or the joint ventures and tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowings from the General Partners, however, the Partnership may borrow, at the discretion of the General Partners, for the purpose of maintaining the operations of the Partnership. The Partnership will not encumber any of the Properties in connection with any borrowings or advances. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership also will not borrow under circumstances which would make the Limited Partners liable to creditors of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $325,603 in cash and cash equivalents as compared to $419,385 at December 31, 2002. At December 31, 2003, these funds were held in a non-interest bearing demand deposit account at a commercial bank. The funds remaining at December 31, 2003, will be used toward the payment of distributions and other liabilities of the Partnership.

In October 2003, Chevy’s, Inc., the tenant of the Property in Vancouver, Washington which the Partnership owns as tenants-in-common with affiliates of the general partners, filed for Chapter 11 bankruptcy protection. The Partnership owns a 12.17% interest in this Property. As of March 12, 2004, Chevy’s, Inc. had neither rejected nor affirmed the lease related to this Property. The lost revenues that would result if the lease were rejected, will have an adverse effect on the equity in earnings of joint ventures of the Partnership if the tenancy in common is not able to re-lease or sell the Property in a timely manner.

In December 2003, the Partnership entered into an agreement with the tenant to sell its Property in Oklahoma City, Oklahoma. In February 2004, the Partnership sold the Property and received net sales proceeds of approximately $447,600 resulting in no gain or loss on the sale. The Partnership had recorded a provision for write-down of assets relating to this Property during 2003. The General Partners intend to use the proceeds received from the sale for distributions to the Limited Partners and to pay Partnership liabilities.

In February 2004, American Hospitality Concepts, Inc., the parent company of Ground Round, Inc., filed for Chapter 11 bankruptcy protection. Ground Round, Inc. leases one Property from the Partnership. As of March 12, 2004, Ground Round, Inc. had neither rejected nor affirmed the lease related to this Property. The lost revenues that would result if the lease were to be rejected would have an adverse effect on the results of operations of the Partnership if the Partnership is not able to re-lease or sell the Property in a timely manner.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and generally leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions or loans if they deem it appropriate in connection with the operations of the Partnership.

Due to low ongoing operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because the leases for the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. The General Partners may determine to establish reserves in the future. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operating activities remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based primarily on current and anticipated future cash from operating activities, and for 2003, 2002 and 2001 proceeds from the sale of Properties as described above, the Partnership declared distributions to Limited Partners of $878,160, $2,210,861, and $1,428,668, for 2003, 2002 and 2001, respectively. This represents distributions of $29.27, $73.70, and $47.62, per Unit for the years ended December 31, 2003, 2002 and 2001, respectively. Distributions during 2003, 2002 and 2001 included $250,000, $1,550,000 and $600,000, respectively, of net sales proceeds from the sale of the Properties in Angleton, Texas, Mesquite, Texas, and Salisbury, Maryland. These special distributions were effectively a return of a portion of the Limited Partners investment; although, in accordance with the Partnership Agreement, $250,000, $468,077 and $183,820, respectively, was applied towards the 10% Preferred Return, on a cumulative basis, and the balances of $1,081,923 and $416,180 in 2002 and 2001, respectively were treated as a return of capital for purposes of calculating the 10% Preferred Return. As a result of the sales of these Properties, the Partnership’s total revenues were reduced during 2003, 2002, and 2001, and are expected to remain reduced in subsequent years, while the majority of the Partnership’s operating expenses remained fixed. Therefore, distributions of net cash flow were adjusted commencing during the quarters ended March 31,

2001, 2002 and 2003. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003, 2002, and 2001, the Partnership owed $5,659, $7,846, and $3,783, respectively, to affiliates for operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. In addition, as of December 31, 2003, the Partnership owed affiliates $167,710 in real estate disposition fees as a result of services rendered in connection with the sales of one Property in 2003 and six Properties in previous years. The payment of such fees is deferred until the Limited Partners have received the sum of their cumulative 10% Preferred Return and their adjusted capital contributions. Other liabilities, including distributions payable, decreased to $203,517 at December 31, 2003, from $218,632 at December 31, 2002. The decrease was primarily the result of a decrease in real estate taxes payable and distributions payable at December 31, 2003. Liabilities to the extent they exceed cash and cash equivalents will be paid from anticipated future cash from operating activities, or in the event the general partners elect to make additional capital contributions or loans, from the general partner’s future contributions or loans.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $494,985 for the year ended December 31, 2003 as compared to $505,687 for the same period of 2002. The decrease in rental revenue from continuing operations during 2003 was due to the sale of the Mesquite, Texas Property in February 2002. Rental revenues from continuing operations are expected to remain at reduced amounts because the Partnership used the net sales proceeds to pay liabilities of the Partnership and to make distributions to the limited partners.

The Partnership also earned $40,617 in contingent rental income for the year ended December 31, 2003 as compared to $49,919 for the same period of 2002. The decrease in contingent rental income was primarily attributable to the sale of the Mesquite, Texas Property in 2002, the lease of which required the payment of contingent rent. The decrease during 2003 was partially offset by an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

For the years ended December 31, 2003 and 2002, the Partnership earned $47,643 and $373,110, respectively, attributable to net income earned by the joint venture and one Property owned indirectly with affiliates of the General Partners. Net income in 2002 was higher due to the fact that in June 2002, Sand Lake Road Joint Venture, in which the Partnership owned a 50% interest, sold its Property to the tenant and received net sales proceeds of $1,227,100, resulting in a gain of approximately $604,000. The Partnership dissolved the joint venture in accordance with the joint venture agreement and recorded an approximate $30,600 loss on the dissolution. The Partnership received $613,554 representing its pro rata share of the liquidation proceeds from the joint venture.

During 2003, AJZ, Inc., Wen-Atlanta, Inc., Wendy’s Old Fashioned Hamburgers of New York, Inc., The Ground Round, Inc. and JMJ, LLC., each contributed more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of the total rental revenues from the Property owned by the joint venture and the Property owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, AJZ, Inc., Wen-Atlanta, Inc., Wendy’s Old Fashioned Hamburgers of New York, Inc., The Ground Round, Inc. and JMJ, LLC., were each the lessee under a lease relating to one restaurant. It is anticipated that based on the minimum rental payments required by the leases, these five lessees will each continue to contribute 10% or more of the Partnership’s total rental revenues in 2004. In addition, three Restaurant Chains, A.J. Gators Restaurants, Wendy’s Old Fashioned Hamburger Restaurants (“Wendy’s”), and The Ground Round each accounted for more than 10% of the Partnership’s total rental revenues in 2003 (including the Partnership’s share of the total rental revenues from the Property owned by the joint venture and the Property owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that each of these Restaurant Chains will continue to account for more than 10% of the total rental revenues to which the Partnership is entitled under the terms of its leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

During the years ended December 31, 2003 and 2002, the Partnership also earned $226 and $6,265, respectively, in interest and other income. The decrease in interest and other income during 2003, as compared to the same period of 2002, was primarily attributable to a decrease in the average cash balance due to the payment of a special distribution of $250,000 to the limited partners, during 2003 and due to a decline in interest rates.

Operating expenses, including depreciation and amortization expense, were $235,592 and $261,741 for the years ended December 31, 2003 and 2002, respectively. The decrease in operating expenses during 2003 was primarily due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its

Properties as well as a decrease in depreciation and amortization expense. The decrease in operating expenses was partially offset by higher state tax expense relating to several states in which the Partnership conducts business.

As a result of the sale of the Property in Mesquite, Texas, during 2002, the Partnership recognized a gain of $348,026. As of December 31, 2001, this Property had been identified as held for sale. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as income from continuing operations in the accompanying financial statements.

As of December 31, 2003, the Partnership identified and sold one Property and identified two additional Properties for sale. During 2003, the Partnership sold its Property in Angleton, Texas, resulting in a loss of approximately $1,400. As of December 31, 2003, the Partnership was negotiating separate agreements with the tenants to sell the Properties in Camp Hill, Pennsylvania and Oklahoma City, Oklahoma. During 2003, the Partnership recorded a provision for write-down of assets in the amount of $55,433 related to the Property in Oklahoma City. The provision represented the difference between the carrying value of the Property and its estimated fair value. The financial results of the Properties in Angleton, Texas and Oklahoma City, Oklahoma were classified as discontinued operations in the accompanying financial statements.

In 2004, the contract for the sale of the Property in Camp Hill, Pennsylvania was terminated.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $505,687 for the year ended December 31, 2002 as compared to $622,784 for the same period of 2001. Rental revenues from continuing operations were lower because during 2001 the Partnership re-leased the Properties in Virginia Beach, Virginia; Jasper, Alabama and Eunice, Louisiana to three new tenants and rents under the new leases are lower than rents due under the previous leases. Therefore, the Partnership expects that rental revenue from continuing operations in future periods will remain at reduced amounts. However, the General Partners do not anticipate that the decrease in rental revenue from continuing operations will have a material adverse affect on the Partnership’s financial position or results of operations. In addition, the decrease in rental revenue from continuing operations during 2002 was partially due to the sale of the Mesquite, Texas Property in February 2002.

The Partnership also earned $49,919 in contingent rental income for the year ended December 31, 2002 as compared to $44,692 for the same period of 2001. The increase in contingent rental income during 2002 was attributable to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

For the years ended December 31, 2002 and 2001, the Partnership earned $373,110 and $95,251, respectively, attributable to net income earned by the joint ventures and one Property owned indirectly with affiliates of the General Partners. The increase in net income in 2002 as compared to 2001 was attributable to the fact that in June 2002, Sand Lake Road Joint Venture, in which the Partnership owned a 50% interest, sold its Property to the tenant at a gain, as described above.

During the years ended December 31, 2002 and 2001, the Partnership also earned $6,265 and $25,189 respectively, in interest and other income. The decrease in interest and other income during 2002, as compared to the same period of 2001, was primarily attributable to a decrease in the average cash balance due to the payment of a special distribution of $1,550,000 to the limited partners, during 2002 and due to a decline in interest rates.

Operating expenses, including depreciation and amortization expense, were $261,741 and $281,162 for the years ended December 31, 2002 and 2001, respectively. The decrease in operating expenses during 2002 was primarily due to a decrease in depreciation expense as the result of the sale of the Property in Mesquite, Texas.

The Partnership recognized a loss from discontinued operations (rental revenues less property related expenses and provision for write-down of assets) of $15,515 and income from discontinued operations of $58,805 during the years ended December 31, 2002 and 2001, respectively, relating to the Properties in Angleton, Texas and Oklahoma City, Oklahoma. During 2002, the Partnership recorded a provision for write-down of assets in the amount of $79,245 related to the Property in Angleton, Texas. The provision represented the difference between the carrying value of the Property and its estimated fair value. The financial results of these Properties were classified as discontinued operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are, in general, triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint venture, which is currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 6 as to which the date is December 2, 2004

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$3,076,606	$3,168,873
Real estate held for sale	1,193,335	1,567,239
Investment in joint ventures	430,221	435,495
Cash and cash equivalents	325,603	419,385
Receivables	24,353	19,656
Accrued rental income	29,034	16,831
Other assets	3,552	4,172

	$5,082,704	$5,631,651

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$2,652	$831
Real estate taxes payable	3,700	13,433
Distributions payable	157,040	161,343
Due to related parties	173,369	166,556
Rents paid in advance and deposits	40,125	43,025

Total liabilities	376,886	385,188
Partners’ capital	4,705,818	5,246,463

	$5,082,704	$5,631,651

See accompanying notes to financial statements.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$494,985	$505,687	$622,784
Contingent rental income	40,617	49,919	44,692
Lease termination income	—	—	60,758
Interest and other income	226	6,265	25,189

	535,828	561,871	753,423

Expenses:
General operating and administrative	120,203	136,719	122,338
Property related	3,723	9,832	20,032
State and other taxes	7,599	3,743	11,089
Depreciation and amortization	104,067	111,447	127,703

	235,592	261,741	281,162

Income before gain on sale of assets, equity in earnings of unconsolidated joint ventures and loss on dissolution of joint venture	300,236	300,130	472,261
Gain on sale of assets	—	348,026	—
Equity in earnings of unconsolidated joint ventures	47,643	373,110	95,251
Loss on dissolution of joint venture	—	(30,579)	—

Income from continuing operations	347,879	990,687	567,512

Discontinued operations
Income (loss) from discontinued operations	(8,972)	(15,515)	58,805
Loss on disposal of discontinued operations	(1,392)	—	—

	(10,364)	(15,515)	58,805

Net income	$337,515	$975,172	$626,317

Income (loss) per limited partner unit
Continuing operations	$11.60	$33.02	$18.92
Discontinued operations	(0.35)	(0.51)	1.96

	$11.25	$32.51	$20.88

Weighted average number of limited partner units outstanding	30,000	30,000	30,000

See accompanying notes to financial statements.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$193,400	$147,368	$12,254,281	$(19,832,876)	$16,185,470	$(1,663,140)	$7,284,503
Distributions to limited partners ($47.62 per limited partner unit)	—	—	(416,180)	(1,012,488)	—	—	(1,428,668)
Net income	—	—	—	—	626,317	—	626,317

Balance, December 31, 2001	193,400	147,368	11,838,101	(20,845,364)	16,811,787	(1,663,140)	6,482,152
Distributions to limited partners ($73.70 per limited partner unit)	—	—	(1,081,923)	(1,128,938)	—	—	(2,210,861)
Net income	—	—	—	—	975,172	—	975,172

Balance, December 31, 2002	193,400	147,368	10,756,178	(21,974,302)	17,786,959	(1,663,140)	5,246,463
Distributions to limited partners ($29.27 per limited partner unit)	—	—	—	(878,160)	—	—	(878,160)
Net income	—	—	—	—	337,515	—	337,515

Balance, December 31, 2003	$193,400	$147,368	$10,756,178	$(22,852,462)	$18,124,474	$(1,663,140)	$4,705,818

See accompanying notes to financial statements.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$337,515	$975,172	$626,317

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116,827	137,107	154,096
Amortization	—	208	2,500
Equity in earnings of unconsolidated joint ventures, net of distributions	5,274	(291,907)	17,136
Loss (gain) on sale of assets	1,392	(348,026)	—
Provision for write–down of assets	55,433	79,245	—
Loss on dissolution of joint venture	—	30,579	—
Decrease (increase) in receivables	(4,712)	15,200	8,927
Increase in due from related parties	15	1,559	—
Increase in accrued rental income	(8,571)	(10,920)	(5,688)
Decrease (increase) in other assets	620	(1,193)	6,440
Increase (decrease) in accounts payable and accrued expenses and escrowed real estate taxes payable	(7,912)	(4,264)	4,582
Increase (decrease) in due to related parties	(2,187)	4,063	1,299
Increase (decrease) in rents paid in advance and deposits	(2,900)	(3,565)	15,527

Total adjustments	153,279	(391,914)	204,819

Net cash provided by operating activities	490,794	583,258	831,136
Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	297,887	1,064,259	—
Liquidating distribution from joint venture	—	613,554	—

Net cash provided by investing activities	297,887	1,677,813	—

Cash Flows from Financing Activities:
Distributions to limited partners	(882,463)	(2,256,685)	(1,435,958)

Net cash used in financing activities	(882,463)	(2,256,685)	(1,435,958)

Net increase (decrease) in cash and cash equivalents	(93,782)	4,386	(604,822)
Cash and cash equivalents at beginning of year	419,385	414,999	1,019,821

Cash and cash equivalents at end of year	$325,603	$419,385	$414,999

See accompanying notes to financial statements.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Years Ended December 31,
	2003	2002	2001
Supplemental schedule of non-cash investing and financing activities:
Deferred real estate disposition fee incurred and unpaid at end of year	$9,000	$32,215	$—

Distributions declared and unpaid at December 31	$157,040	$161,343	$207,167

See accompanying notes to financial statements.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the acquisitions of real estate properties at cost, including acquisition and closing costs. Real estate properties are generally leased to third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 2003, 2002 and 2001 tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $68,200, $75,600 and $73,900 in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. Leases are accounted for using the operating method. Under the operating method, property leases are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

The leases are for 10 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review the properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and the allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership’s investments in Orange Avenue Joint Venture and the property in Vancouver, Washington, which is held as tenants-in-common with affiliates of the General Partners are accounted for using the equity method since each joint venture agreement requires the consent of all partners on all key decisions affecting the operations of the underlying property.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets include lease incentive costs and brokerage and legal fees associated with negotiating leases and are amortized over the terms of the new leases using the straight-line method.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. Syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partners capital, net income or cash flows.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The general partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint venture, which is currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$1,890,380	$1,890,380
Buildings	2,767,941	2,767,941

	4,658,321	4,658,321
Less accumulated depreciation	(1,581,715)	(1,489,448)

	$3,076,606	$3,168,873

During 2002, the Partnership sold its property in Mesquite, Texas to a third party and received net sales proceeds of approximately $1,064,300, resulting in a gain of $348,026. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $32,215. As of December 31, 2001, this property had been identified as held for sale.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	394,259
2005	394,259
2006	338,403
2007	255,411
2008	240,081
Thereafter	992,802

	$2,615,215	(1)

(1)	Excludes two properties which were classified as real estate held for sale.

3.	Investment in Joint Ventures

As of December 31, 2003, the Partnership had a 50% interest in the profits and losses of Orange Avenue Joint Venture and owned a 12.17% interest in a property in Vancouver, Washington, with affiliates of the general partners. This joint venture, and the tenancy-in-common with affiliates of the general partners, as tenants-in-common, each owns one property.

In June 2002, Sand Lake Road Joint Venture, in accordance with the option under the lease agreement, sold its property to the tenant and received net sales proceeds of approximately $1,227,100, resulting in a gain of approximately $604,000. The Partnership owned a 50% interest in this joint venture. The joint venture was dissolved and as a result, the Partnership received $613,554 representing its pro-rata share of the liquidation proceeds. The Partnership recognized a $30,579 loss on the dissolution. The financial results for this property are reflected as discontinued operations in the condensed financial information presented below.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Investment in Joint Ventures – Continued

The following presents the combined, condensed financial information for the joint venture and property held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$2,290,485	$2,344,593
Cash	41,382	4,442
Accrued rental income	115,842	115,129
Other assets	—	24
Liabilities	5,620	2,250
Partners’ capital	2,442,089	2,461,938

	Years Ended December 31,
	2003	2002	2001
Continuing Operations:
Revenues	$297,796	$303,278	$302,778
Expenses	(57,392)	(57,212)	(56,533)

Income from continuing operations	240,404	246,066	246,245

Discontinued Operations:
Revenues	—	54,993	117,162
Expenses	—	(9,525)	(23,476)
Gain on disposal of real estate properties	—	604,015	—

	—	649,483	93,686

Net Income	$240,404	$895,549	$339,931

The Partnership recognized income totaling $47,643, $373,110 and $95,251 for the years ended December 31, 2003, 2002 and 2001, respectively, from these joint ventures.

4.	Allocations and Distributions

From inception through December 31, 1999, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, 10%, noncumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Allocations and Distributions – Continued

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their cumulative 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $878,160, $2,210,861, and $1,428,668, respectively. Distributions during the year ended December 31, 2003 included $250,000 in a special distribution, as a result of the distribution of net sales proceeds from the sale of the Property in Angleton, Texas. Distributions during the year ended December 31, 2002 included $1,550,000 in a special distribution, as a result of the distribution of net sales proceeds from the sales of Properties in Mesquite, Texas and the liquidation proceeds from Sand Lake Joint Venture. Distributions for the year ended December 31, 2001 included $600,000 in a special distribution, as a result of the distribution of net sales proceeds from the sale of the property in Salisbury, Maryland. These special distributions in 2003, 2002 and 2001, were effectively a return of a portion of the limited partners’ investment, although in accordance with the partnership agreement, $250,000, $468,077 and $183,820, respectively, were applied toward the limited partners’ 10% Preferred Return and the balances of $1,081,923 and $416,180 in 2002 and 2001, were treated as a return of capital for purposes of calculating the limited partners’ 10% Preferred Return. As a result of the returns of capital in 2002 and 2001, the amount of the limited partners’ invested capital contributions (which generally is the limited partners’ capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased; therefore, the amount of the limited partners’ invested capital contributions on

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Allocations and Distributions – Continued

which the 10% Preferred Return is calculated was lowered accordingly. As a result of the sales of the properties, the Partnership’s total revenue was reduced, while the majority of the Partnership’s operating expenses remained fixed. Therefore, distributions of net cash flow were adjusted during the quarters ended March 31, 2003, 2002 and 2001. No distributions have been made to the general partners to date.

5.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$337,515	$975,172	$626,317
Effect of timing differences relating to depreciation	(45,520)	(52,986)	(54,364)
Effect of timing differences relating to gains on real estate property sales	65,042	136,917	—
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	2,853	96,749	(10,061)
Provision for write–down of assets	55,433	79,245	—
Accrued rental income	(8,571)	(8,497)	(5,688)
Rents paid in advance	(2,900)	435	(1,044)

Net income for federal income tax purposes	$403,852	$1,227,035	$555,160

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Discontinued Operations

During 2002, the Partnership identified for sale one property that is classified as discontinued operations in the accompanying financial statements. In January 2003, the Partnership sold the property in Angleton, Texas resulting in a loss on disposal of discontinued operations of approximately $1,400. The Partnership had recorded a provision for write-down of assets in a previous year related to this property. As of December 31, 2003, the Partnership was negotiating separate agreements with the tenants to sell its properties in Camp Hill, Pennsylvania and Oklahoma City, Oklahoma. As a result, the properties were reclassified from real estate properties with operating leases to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amounts or fair value, less cost to sell. The Partnership recorded a provision for write-down of assets related to the property in Oklahoma City, Oklahoma.

In 2004, the contract for the sale of the property in Camp Hill, Pennsylvania was terminated. The financial results of this property are included as income from continuing operations.

The operating results of the discontinued operations for the properties in Angleton, Texas and Oklahoma City, Oklahoma are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$59,221	$90,729	$87,698
Expenses	(12,760)	(26,999)	(28,893)
Provision for write-down of assets	(55,433)	(79,245)	—

Income (loss) from discontinued operations	$(8,972)	$(15,515)	$58,805

7.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (“the Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership has agreed to pay the Advisor an annual, noncumulative, subordinated property management fee of one-half of one percent of the Partnership assets under management (valued at cost) annually. The property management fee is limited to one percent of the sum of gross operating revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross operating revenues from joint ventures or competitive fees for comparable services. In addition, these fees will be incurred and will be payable only after the limited partners receive their aggregate, noncumulative 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners do not receive

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Related Party Transactions – Continued:

their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002, and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. Payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return on a cumulative basis, plus their adjusted capital contributions. For the years ended December 31, 2003 and 2002, the Partnership incurred $9,000 and $32,215 in deferred, subordinated real estate disposition fees as a result of the sale of one property in each year. No deferred, subordinated real estate disposition fees were incurred for the year ended December 31, 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services to the Partnership. The Partnership incurred $76,748, $108,019 and $93,447, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The due to related parties consisted of the following at December 31:

	2003	2002
Deferred, subordinated real estate disposition fee	$167,710	$158,710
Accounting and administrative services	5,659	7,846

	$173,369	$166,556

The deferred, subordinated real estate disposition fees will not be paid until after the limited partners have received their cumulative 10% Preferred Return, plus their adjusted capital contributions.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of rental revenues from the joint venture and the property held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Wen – Atlanta Inc.	$89,058	$89,603	$	N/A
The Ground Round, Inc.	88,523	88,523		88,523
AJZ, Inc.	84,774	84,774		N/A
Wendy’s Old Fashioned Hamburgers of New York, Inc.	82,112	82,112		N/A
JMJ, LLC.	68,917	N/A		N/A
Golden Corral Corporation	N/A	N/A		165,460

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of rental revenues from the joint venture and the property held as tenants-in-common with an affiliate of the general partners) for each of the years ended December 31:

	2003	2002	2001
Wendy’s Old Fashioned Hamburger Restaurants	$297,061	$312,432	$374,154
Ground Round	88,523	88,523	88,523
A.J. Gators Restaurant	84,774	84,774	N/A
Golden Corral Buffet and Grill	N/A	N/A	165,460

The information denoted by N/A indicates that for each period presented, the tenant or restaurant chain did not represent more than 10% of the Partnership’s total rental revenues.

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$126,071	$123,746	$137,912	$148,099	$535,828
Equity in earnings of unconsolidated joint ventures	12,111	12,071	12,117	11,344	47,643
Income from continuing operations	63,731	76,450	96,017	111,681	347,879
Discontinued Operations (1):
Revenues	16,408	14,161	14,161	14,491	59,221
Income (loss) from and loss on disposal of discontinued operations	11,536	10,681	10,281	(42,862)	(10,364)
Net income	75,267	87,131	106,298	68,819	337,515
Income (loss) per limited partner unit:
Continuing operations	$2.12	$2.55	$3.20	$3.73	$11.60
Discontinued operations	0.39	0.35	0.34	(1.43)	(0.35)

	$2.51	$2.90	$3.54	$2.30	$11.25

CNL INCOME FUND, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$152,262	$129,493	$136,879	$143,237	$561,871
Equity in earnings of unoconsolidated joint ventures	23,410	325,454	12,181	12,065	373,110
Income from continuing operations	445,144	359,079	90,632	95,832	990,687
Discontinued Operations (1):
Revenues	21,815	21,815	21,815	25,284	90,729
Income (loss) from discontinued operations	13,861	14,592	(65,053)	21,085	(15,515)
Net income	459,005	373,671	25,579	116,917	975,172
Income (loss) per limited partner unit:
Continuing operations	$14.84	$11.97	$3.02	$3.19	$33.02
Discontinued operations	0.46	0.49	(2.17)	0.71	(0.51)

	$15.30	$12.46	$0.85	$3.90	$32.51

(1)	Certain items in the quarterly financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

10.	Subsequent Events

In February 2004, the Partnership sold the property in Oklahoma City, Oklahoma for $450,000 and received net sales proceeds of approximately $447,500. Because the Partnership had recorded a provision for write-down of assets relating to this property during 2003, no gain or loss will be recognized relating to the sale of this property.

In February 2004, American Hospitality Concepts, Inc., the parent company of Ground Round, Inc., filed for Chapter 11 bankruptcy protection. Ground Round, Inc. leases one property from the Partnership. As of March 12, 2004, Ground Round, Inc. had neither rejected nor affirmed the lease related to this property.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE President and Chief Executive Officer